Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Jeffrey W. Farrar

Executive Vice President, COO & CFO

(434)773-2274

farrarj@amnb.com

AMERICAN NATIONAL BANKSHARES

REPORTS FOURTH QUARTER AND FULL YEAR 2023 EARNINGS

Danville, VA, January 23, 2024 – American National Bankshares Inc. (NASDAQ: AMNB) (“American National” or the “Company”) today reported fourth quarter 2023 earnings of $4.0 million, or $0.38 per diluted common share. Those results compare to earnings of $8.0 million, or $0.76 per diluted common share, during the same quarter in the prior year, and earnings of $5.8 million, or $0.54 per diluted common share, for the third quarter of 2023. Earnings for the twelve months ended December 31, 2023, were $26.2 million, or $2.46 per diluted common share, compared to $34.4 million, or $3.23 per diluted common share, for the same period of 2022. Earnings for the fourth quarter and twelve months ended December 31, 2023, reflect the impact of merger related expenses of $875 thousand and $2.6 million in connection with the Company’s pending merger with Atlantic Union Bankshares Corporation (“Atlantic Union”).

President and Chief Executive Officer, Jeffrey V. Haley, commented, “As we await regulatory approval for our combination with Atlantic Union, we can reflect on another solid year of balance sheet growth and operating earnings performance (adjusting for merger related expenses) for American National. I am especially grateful for our customers’, employees’ and shareholders’ support during this transitional period, and am excited for the future of the combined organization.”

NET INTEREST INCOME

Net interest income for the fourth quarter of 2023 decreased by $1.1 million, or 5.4%, to $19.5 million compared to $20.7 million for the third quarter of 2023. The fourth quarter of 2023 compared to the same quarter of 2022 reflected a decrease of $4.7 million, or 19.5%, from $24.3 million. The full-time equivalent net interest margin for the quarter was 2.60%, down from 2.76% in the prior quarter and 3.33% in the same quarter a year ago (non-GAAP). The margin contraction relative to the previous quarter of 2023 resulted from funding costs increasing more than earning asset yields. The yield on average earning assets increased 3 basis points quarter-over-quarter, while the cost of average interest-bearing liabilities rose 27 basis points due to higher rates paid on interest-bearing deposits and various borrowing sources. Similarly, the 51 basis point increase in average earning asset yields was more than offset by the 186 basis point increase in the cost of average interest-bearing liabilities when comparing the fourth quarter of 2023 to the same quarter of 2022.

ASSET QUALITY

Nonperforming assets (“NPAs”) totaled $5.8 million as of December 31, 2023, up $2.1 million compared to $3.7 million as of September 30, 2023, and up $4.4 million compared to $1.4 million at December 31, 2022. NPAs as a percentage of total assets were 0.19% at December 31, 2023, 0.12% at September 30, 2023, and 0.05% at December 31, 2022. The Company recorded a provision for credit losses for the fourth quarter of 2023 of $437 thousand compared to recovery of credit losses of $538 thousand in the previous quarter and a provision of $1.2 million in the fourth quarter of the previous year. The fourth quarter of 2023 reflected net loan charge-offs of $269 thousand compared to $315 thousand of net recoveries in the third quarter, primarily accounting for the change quarter-over-quarter. The decrease in provision in the fourth quarter of 2023 compared to the same quarter of 2022 was the result of continued improvement in economic conditions, ongoing low charge-off and delinquency rates, and overall strong asset quality metrics.

The allowance for credit losses - loans was $25.3 million at December 31, 2023, compared to $25.1 million at September 30, 2023, and $19.6 million at December 31, 2022. Annualized net charge-offs (recoveries) as a percentage of average loans outstanding were 0.05% for the fourth quarter of 2023 compared to (0.06%) in the third quarter of 2023 and 0.15% in the fourth quarter of 2022. The allowance as a percentage of loans held for investment was 1.10% at December 31, 2023, compared to 1.11% at September 30, 2023, and 0.89% at December 31, 2022.

NONINTEREST INCOME

Noninterest income increased $61 thousand, or 1.3%, to $4.8 million for the quarter ended December 31, 2023, from the prior quarter and $1.2 million, or 33.9%, from $3.6 million in the same quarter in the prior year. The increase in the fourth quarter of 2023 compared to the third quarter was increased interchange income on deposit accounts and other operating income partially offset by decreases in income from equity investments in small business investment companies (“SBIC”). The increase as compared to the fourth quarter of the previous year was primarily due to increased income from equity investments in SBIC, wealth management revenues and other operating income.

NONINTEREST EXPENSE

Noninterest expenses for the fourth quarter of 2023 amounted to $17.9 million, down $466 thousand, or 2.5%, when compared to $18.3 million for the previous quarter and up $1.0 million, or 6.2%, from $16.8 million for the same quarter in the previous year. The decrease in the fourth quarter compared to the third quarter of 2023 was primarily the result of increased salaries and employee benefit costs of $426 thousand substantially offset by a decrease in merger related expenses of $828 thousand. The increase from the same quarter of 2022 was primarily due to fourth quarter 2023 merger related expenses of $875 thousand.

INCOME TAXES

The effective tax rate for the three months ended December 31, 2023, was 32.9%, compared to 24.2% for the prior quarter and 18.9% for the same quarter in the prior year. The increase in the fourth quarter of 2023 compared to the third quarter of 2023 and to the same quarter of 2022, is primarily the result of the non-deductibility of merger related expenses for tax purposes. Excluding merger related expenses, the effective tax rate fluctuations are attributable to changes in pre-tax earnings and the levels of permanent tax differences.

BALANCE SHEET

Total assets at December 31, 2023 were $3.1 billion, essentially flat to September 30, 2023, and an increase of $24.8 million, or 0.81%, from December 31, 2022.

At December 31, 2023, loans held for investment (net of deferred fees and costs) were $2.3 billion, an increase of $14.9 million, or 0.65%, from September 30, 2023. Loans held for investment (net of deferred fees and costs) increased $101.9 million, or 4.7%, from December 31, 2022.

Investment securities available for sale amounted to $521.5 million at December 31, 2023, a decrease of $22.4 million, or 4.1%, compared to September 30, 2023, and a decrease of $86.5 million, or 14.2%, compared to December 31, 2022.

Deposits amounted to $2.6 billion at December 31, 2023, an increase of $35.3 million, or 1.37%, from September 30, 2023, and an increase of $10.2 million, or 0.4%, compared to December 31, 2022.

The Company continues to be well-capitalized as defined by regulators, with tangible common equity to tangible assets of 8.52% at December 31, 2023, compared to 7.98% at September 30, 2023 and compared to 7.82% at December 31 2022 (non-GAAP). The Company’s preliminary common equity Tier 1, Tier 1, total, and Tier 1 leverage capital ratios were 11.70%, 12.81%, 13.82%, and 10.61%, respectively, at December 31, 2023.

ABOUT AMERICAN NATIONAL

American National is a multi-state bank holding company with total assets of approximately $3.1 billion. Headquartered in Danville, Virginia, American National is the parent company of American National Bank and Trust Company. American National Bank is a community bank serving Virginia and North Carolina with 26 banking offices. American National Bank also manages an additional $1.2 billion of trust, investment and brokerage assets in its Wealth Division. Additional information about American National and American National Bank is available on American National's website at www.amnb.com.

NON-GAAP FINANCIAL MEASURES

This release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). American National’s management uses these non-GAAP financial measures in its analysis of American National’s performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that are infrequent in nature. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of American National’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. For a reconciliation of non-GAAP financial measures, see “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

FORWARD-LOOKING STATEMENTS

Certain statements in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding anticipated changes in the interest rate environment, future economic conditions and the impacts of current economic uncertainties, and projections, predictions, expectations, or beliefs about future events or results, or otherwise are not statements of historical fact. Such forward-looking statements are based on certain assumptions as of the time they are made  and are inherently subject to known and unknown risks and uncertainties, some of which cannot be predicted or quantified, that may cause actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “seek to,” “opportunity,” “potential,” “continue,” “confidence” or words of similar meaning, or other statements concerning opinions or judgment of our management about future events. Although we believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that actual future results, performance, or achievements of, or trends affecting, us will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the following: the businesses of American National and Atlantic Union may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; the expected growth opportunities or cost savings from the merger with Atlantic Union may not be fully realized or may take longer to realize than expected; deposit attrition, operating costs, customer losses and business disruption prior to and following the merger with Atlantic Union, including adverse effects on relationships with employees and customers, may be greater than expected; the regulatory and shareholder approvals required for the merger with Atlantic Union may not be obtained; the level of inflation; financial market volatility including the level of interest rates, could affect the values of financial instruments and the amount of net interest income earned; the ability to maintain adequate liquidity by retaining deposit customers and secondary funding sources, especially if the Company's or banking industry's reputation becomes damaged; the adequacy of the level of the Company’s allowance for credit losses, the amount of credit loss provisions required in future periods, and the failure of assumptions underlying the allowance for credit losses; general economic or business conditions, either nationally or in the market areas in which the Company does business, may be less favorable than expected, resulting in deteriorating credit quality, reduced demand for credit, or a weakened ability to generate deposits; competition among financial institutions may increase, and competitors may have greater financial resources and develop products and technology that enable those competitors to compete more successfully than the Company; businesses that the Company is engaged in may be adversely affected by legislative or regulatory changes, including changes in accounting standards and tax laws; the ability to recruit and retain key personnel; cybersecurity threats or attacks, the implementation of new technologies, and the ability to develop and maintain reliable and secure electronic systems; the effects of climate change, natural disasters, and extreme weather events; geopolitical conditions, including acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to acts of threats or terrorism and/or military conflicts, negatively impacting business and economic conditions in the U.S. and abroad; the impact of health emergencies, epidemics or pandemics; risks related to environmental, social and governance practices; risks associated with mergers, acquisitions, and other expansion activities; and other factors described from time to time in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

American National Bankshares Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
Unaudited

	December 31,
	2023	2022
Assets
Cash and due from banks	$31,500	$32,207
Interest-bearing deposits in other banks	35,219	41,133
Securities available for sale, at fair value	521,519	608,062
Restricted stock, at cost	10,614	12,651
Loans held for sale	1,279	1,061
Loans, net of deferred fees and costs	2,288,320	2,186,449
Less allowance for loan losses	(25,273)	(19,555)
Net Loans	2,263,047	2,166,894
Premises and equipment, net	31,809	32,900
Assets held-for-sale	1,131	1,382
Other real estate owned, net	-	27
Goodwill	85,048	85,048
Core deposit intangibles, net	2,298	3,367
Bank owned life insurance	30,409	29,692
Other assets	76,844	51,478

Total assets	$3,090,717	$3,065,902

Liabilities
Demand deposits -- noninterest-bearing	$805,584	$1,010,602
Demand deposits -- interest-bearing	516,255	484,037
Money market deposits	706,986	574,330
Savings deposits	205,622	269,426
Time deposits	372,066	257,933
Total deposits	2,606,513	2,596,328
Customer repurchase agreements	59,348	370
Other short-term borrowings	35,000	100,531
Long-term borrowings	28,435	28,334
Other liabilities	18,253	19,165
Total liabilities	2,747,549	2,744,728

Shareholders' equity
Preferred stock, $5 par value, 2,000,000 shares authorized, none outstanding	-	-
Common stock, $1 par value, 20,000,000 shares authorized, 10,633,409 shares outstanding at December 31, 2023 and 10,608,781 shares outstanding at December 31, 2022	10,551	10,538
Capital in excess of par value	142,834	141,948
Retained earnings	232,847	223,664
Accumulated other comprehensive loss, net	(43,064)	(54,976)
Total shareholders' equity	343,168	321,174

Total liabilities and shareholders' equity	$3,090,717	$3,065,902

American National Bankshares Inc.
Consolidated Statements of Income
(Dollars in thousands, except per share data)
Unaudited

	For the Three Months Ended			For the Twelve Months Ended
	12/31/23	9/30/23	12/31/22	12/31/23	12/31/22
Interest and Dividend Income:
Interest and fees on loans	$27,995	$27,512	$23,544	$106,471	$82,568
Interest and dividends on securities:
Taxable	2,503	2,564	2,721	10,358	10,065
Tax-exempt	24	24	110	139	407
Dividends	147	163	126	676	473
Other interest income	767	797	415	2,585	2,491
Total interest and dividend income	31,436	31,060	26,916	120,229	96,004

Interest Expense:
Interest on deposits	9,693	9,057	1,597	28,843	3,553
Interest on short-term borrowings	1,767	938	633	5,192	659
Interest on long-term borrowings	429	402	398	1,612	1,554
Total interest expense	11,889	10,397	2,628	35,647	5,766

Net Interest Income	19,547	20,663	24,288	84,582	90,238
Provision for (recovery of) loan losses	437	(538)	1,159	495	1,597

Net Interest Income After Provision for (recovery of) Loan Losses	19,110	21,201	23,129	84,087	88,641

Noninterest Income:
Trust and brokerage fees	1,721	1,736	1,522	6,751	6,521
Service charges on deposit accounts	531	565	597	2,216	2,676
Interchange fees	1,316	1,162	1,117	4,775	4,107
Other fees and commissions	157	169	207	650	906
Mortgage banking income	190	293	176	824	1,666
Securities gains, net	-	-	-	(68)	-
Income (loss) from Small Business Investment Companies	44	453	(263)	932	1,409
Income from insurance investments	171	128	103	764	747
Losses on premises and equipment, net	(42)	-	(146)	(155)	(228)
Other	747	268	297	1,647	1,003
Total noninterest income	4,835	4,774	3,610	18,336	18,807

Noninterest Expense:
Salaries and employee benefits	9,655	9,229	9,446	36,356	36,382
Occupancy and equipment	1,543	1,601	1,499	6,219	6,075
FDIC assessment	351	354	209	1,404	903
Bank franchise tax	502	520	501	2,052	1,953
Core deposit intangible amortization	252	262	300	1,069	1,260
Data processing	954	821	864	3,565	3,310
Software	439	470	417	1,829	1,505
Other real estate owned, net	-	(10)	(1)	(10)	3
Merger related expenses	875	1,702	-	2,577	-
Other	3,306	3,394	3,599	12,989	12,695
Total noninterest expense	17,877	18,343	16,834	68,050	64,086

Income Before Income Taxes	6,068	7,632	9,905	34,373	43,362
Income Taxes	1,995	1,844	1,872	8,214	8,934
Net Income	$4,073	$5,788	$8,033	$26,159	$34,428

Net Income Per Common Share:
Basic	$0.38	$0.54	$0.76	$2.46	$3.23
Diluted	$0.38	$0.54	$0.76	$2.46	$3.23
Weighted Average Common Shares Outstanding:
Basic	10,631,001	10,625,709	10,607,678	10,627,709	10,672,314
Diluted	10,631,001	10,625,709	10,609,937	10,628,559	10,674,613

American National Bankshares Inc.
Financial Highlights
Unaudited

(Dollars in thousands, except per share data)				At or for the Twelve Months
	4th Qtr	3rd Qtr	4th Qtr	Ended December 31,
	2023	2023	2022	2023	2022
EARNINGS
Interest income	$31,436	$31,060	$26,916	$120,229	$96,004
Interest expense	11,889	10,397	2,628	35,647	5,766
Net interest income	19,547	20,663	24,288	84,582	90,238
Provision for (recovery of) loan losses	437	(538)	1,159	495	1,597
Noninterest income	4,835	4,774	3,610	18,336	18,807
Noninterest expense	17,877	18,343	16,834	68,050	64,086
Income taxes	1,995	1,844	1,872	8,214	8,934
Net income	4,073	5,788	8,033	26,159	34,428

PER COMMON SHARE
Net income per share - basic	$0.38	$0.54	$0.76	$2.46	$3.23
Net income per share - diluted	0.38	0.54	0.76	2.46	3.23
Cash dividends paid	0.30	0.30	0.30	1.20	1.14
Book value per share	32.27	30.79	30.27	32.27	30.27
Book value per share - tangible (a)	24.06	22.55	21.94	24.06	21.94
Closing market price	48.75	37.94	36.93	48.75	36.93

FINANCIAL RATIOS
Return on average assets	0.53%	0.75%	1.05%	0.85%	1.07%
Return on average common equity	4.91	7.02	10.15	7.94	10.36
Return on average tangible common equity (a)	6.99	9.91	14.50	11.18	14.56
Average common equity to average assets	10.72	10.68	10.33	10.70	10.35
Tangible common equity to tangible assets (a)	8.52	7.98	7.82	8.52	7.82
Net interest margin, taxable equivalent (a)	2.60	2.76	3.33	2.86	2.97
Efficiency ratio (a)	68.39	64.31	58.82	62.31	57.37
Effective tax rate	32.88	24.16	18.90	23.90	20.60

PERIOD-END BALANCES
Securities	$532,133	$556,851	$620,713	$532,133	$620,713
Loans held for sale	1,279	1,981	1,061	1,279	1,061
Loans, net	2,288,320	2,273,455	2,186,449	2,288,320	2,186,449
Goodwill and other intangibles	87,346	87,598	88,415	87,346	88,415
Assets	3,090,717	3,091,258	3,065,902	3,090,717	3,065,902
Assets - tangible (a)	3,003,371	3,003,660	2,977,487	3,003,371	2,977,487
Interest-bearing deposits	1,800,929	1,723,227	1,585,726	1,800,929	1,585,726
Noninterest bearing demand deposits	805,584	848,017	1,010,602	805,584	1,010,602
Customer repurchase agreements	59,348	60,035	370	59,348	370
Other short-term borrowings	35,000	85,000	100,531	35,000	100,531
Long-term borrowings	28,435	28,410	28,334	28,435	28,334
Shareholders' equity	343,168	327,278	321,174	343,168	321,174
Shareholders' equity - tangible (a)	255,822	239,680	232,759	255,822	232,759

AVERAGE BALANCES
Securities (b)	$622,686	$634,313	$713,996	$646,658	$720,001
Loans held for sale	2,047	2,488	972	1,788	3,235
Loans, net	2,276,999	2,248,675	2,168,636	2,232,795	2,052,158
Interest-earning assets	2,953,377	2,939,234	2,920,992	2,928,996	3,042,775
Goodwill and other intangibles	87,506	87,758	88,593	87,900	89,048
Assets	3,098,235	3,088,231	3,066,362	3,077,352	3,211,668
Assets - tangible (a)	3,010,729	3,000,473	2,977,769	2,989,452	3,122,620
Interest-bearing deposits	1,744,549	1,758,994	1,609,503	1,697,250	1,765,134
Noninterest bearing demand deposits	838,105	872,488	1,031,630	897,199	1,028,871
Customer repurchase agreements	704	65,550	704	48,409	24,005
Other short-term borrowings	75,669	12,935	62,004	58,072	15,629
Long-term borrowings	28,419	28,393	28,318	28,381	28,280
Shareholders' equity	332,127	329,812	316,697	329,339	332,356
Shareholders' equity - tangible (a)	244,621	242,054	228,104	241,439	243,308

American National Bankshares Inc.
Financial Highlights
Unaudited

(Dollars in thousands, except per share data)				At or for the Twelve Months
	4th Qtr	3rd Qtr	4th Qtr	Ended December 31,
	2023	2023	2022	2023	2022
CAPITAL
Weighted average shares outstanding - basic	10,631,001	10,625,709	10,607,678	10,627,709	10,672,314
Weighted average shares outstanding - diluted	10,631,001	10,625,709	10,609,937	10,628,559	10,674,613

COMMON STOCK REPURCHASE PROGRAM
Total shares of common stock repurchased	-	-	3,269	34,131	206,978
Average price paid per share of common stock	$-	$-	$36.44	$30.58	$36.26

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$25,124	$25,342	$19,189	$19,555	$18,678
Day 1 Impact of CECL adoption	-	-	-	5,192	-
Provision for (recovery of) loan losses	418	(533)	1,159	433	1,597
Charge-offs	(573)	(19)	(834)	(1,002)	(1,019)
Recoveries	304	334	41	1,095	299
Ending balance	$25,273	$25,124	$19,555	$25,273	$19,555

LOANS
Construction and land development	$274,035	$269,840	$197,525	$274,035	$197,525
Commercial real estate - owner occupied	414,321	413,151	418,462	414,321	418,462
Commercial real estate - non-owner occupied	830,655	803,440	827,728	830,655	827,728
Residential real estate	369,892	366,557	338,132	369,892	338,132
Home equity	90,298	91,393	93,740	90,298	93,740
Commercial and industrial	302,305	322,209	304,247	302,305	304,247
Consumer	6,814	6,865	6,615	6,814	6,615
Total	$2,288,320	$2,273,455	$2,186,449	$2,288,320	$2,186,449

NONPERFORMING ASSETS AT PERIOD-END
Nonperforming loans:
90 days past due and accruing	$-	$-	$16	$-	$16
Nonaccrual	5,814	3,740	1,307	5,814	1,307
Other real estate owned and repossessions	-	-	80	-	80
Nonperforming assets	$5,814	$3,740	$1,403	$5,814	$1,403

ASSET QUALITY RATIOS
Allowance for loan losses to total loans	1.10%	1.11%	0.89%	1.10%	0.89%
Allowance for loan losses to nonperforming loans	434.69	671.76	1,478.08	434.69	1,478.08
Nonperforming assets to total assets	0.19	0.12	0.05	0.19	0.05
Nonperforming loans to total loans	0.25	0.16	0.06	0.25	0.06
Annualized net (recoveries) charge-offs to average loans	0.05	(0.06)	0.15	-	0.04

OTHER DATA
Fiduciary assets at period-end (c) (d)	$834,150	$774,126	$736,121	$834,150	$736,121
Retail brokerage assets at period-end (c) (d)	$395,585	$413,956	$413,235	$395,585	$413,235
Number full-time equivalent employees (e)	352	358	359	352	359
Number of full service offices	26	26	26	26	26
Number of loan production offices	1	1	1	1	1
Number of ATMs	34	34	34	34	34

Notes:

(a) - This financial measure is not calculated in accordance with GAAP. For a reconciliation of non-GAAP financial measures, see "Reconciliation of Non-GAAP Financial Measures" at the end of this release.

(b) - Average does not include unrealized gains and losses.
(c) - Market value.
(d) - Assets are not owned by American National and are not reflected in the consolidated balance sheet.
(e) - Average for period.

Net Interest Income Analysis
For the Three Months Ended December 31, 2023 and 2022
(Dollars in thousands)
Unaudited

			Interest
	Average Balance		Income/Expense (a)		Yield/Rate
	2023	2022	2023	2022	2023	2022
Assets:

Total loans (b)	$2,279,046	$2,169,608	$28,058	$23,585	4.83%	4.34%

Securities:
Taxable	618,466	693,573	2,650	2,847	1.71	1.64
Tax exempt	4,220	20,423	30	137	2.85	2.73
Total securities	622,686	713,996	2,680	2,984	1.72	1.67

Deposits in other banks	51,645	37,388	767	415	5.90	4.40

Total interest-earning assets	2,953,377	2,920,992	31,505	26,984	4.20	3.69

Non-earning assets	144,858	145,370
Total assets	$3,098,235	$3,066,362

Liabilities and Stockholders' Equity:

Deposits:
Demand	$492,925	$494,572	1,077	95	0.87	0.08
Savings and money market	880,402	864,089	5,443	1,041	2.45	0.48
Time	371,222	250,842	3,173	461	3.39	0.73
Total deposits	1,744,549	1,609,503	9,693	1,597	2.20	0.39

Customer repurchase agreements	58,312	704	695	—	4.72	—
Other short-term borrowings	75,669	62,004	1,072	633	5.54	4.08
Long-term borrowings	28,419	28,318	429	398	5.90	5.62
Total interest-bearing liabilities	1,906,949	1,700,529	11,889	2,628	2.48	0.62

Noninterest bearing demand deposits	838,105	1,031,630
Other liabilities	21,054	17,506
Shareholders' equity	332,127	316,697
Total liabilities and shareholders' equity	$3,098,235	$3,066,362

Interest rate spread					1.72%	3.07%
Net interest margin					2.60%	3.33%

Net interest income (taxable equivalent basis)			19,616	24,356
Less: Taxable equivalent adjustment (c)			69	68
Net interest income			$19,547	$24,288

Notes:

(a) - Interest income includes net accretion/amortization of acquired loan fair value adjustments and the net accretion/amortization of deferred loan fees and costs.
(b) - Nonaccrual loans are included in the average balances.
(c) - A tax rate of 21% was used in adjusting interest on tax-exempt assets to a fully taxable equivalent basis.

Net Interest Income Analysis
For the Twelve Months Ended December 31, 2023 and 2022
(Dollars in thousands)
Unaudited

			Interest
	Average Balance		Income/Expense (a)		Yield/Rate
	2023	2022	2023	2022	2023	2022
Assets:

Total loans (b)	$2,234,583	$2,055,393	$106,670	$82,708	4.72%	4.02%

Securities:
Taxable	640,322	700,660	11,034	10,538	1.72	1.50
Tax exempt	6,336	19,341	176	511	2.78	2.66
Total securities	646,658	720,001	11,210	11,049	1.73	1.53

Deposits in other banks	47,755	267,381	2,585	2,491	5.41	0.93

Total interest-earning assets	2,928,996	3,042,775	120,465	96,248	4.07	3.16

Non-earning assets	148,356	168,893
Total assets	$3,077,352	$3,211,668

Liabilities and Stockholders' Equity:

Deposits:
Demand	$483,573	$522,043	2,892	202	0.60	0.04
Savings and money market	888,355	962,419	17,285	1,750	1.95	0.18
Time	325,322	280,672	8,666	1,601	2.67	0.57
Total deposits	1,697,250	1,765,134	28,843	3,553	1.70	0.20

Customer repurchase agreements	48,409	24,005	2,980	26	4.57	0.11
Other short-term borrowings	58,072	15,629	2,212	633	5.06	4.05
Long-term borrowings	28,381	28,280	1,612	1,554	5.60	5.50
Total interest-bearing liabilities	1,832,112	1,833,048	35,647	5,766	1.94	0.31

Noninterest bearing demand deposits	897,199	1,028,871
Other liabilities	18,702	17,393
Shareholders' equity	329,339	332,356
Total liabilities and shareholders' equity	$3,077,352	$3,211,668

Interest rate spread					2.13%	2.85%
Net interest margin					2.86%	2.97%

Net interest income (taxable equivalent basis)			84,818	90,482
Less: Taxable equivalent adjustment (c)			236	244
Net interest income			$84,582	$90,238

Notes:

(a) - Interest income includes net accretion/amortization of acquired loan fair value adjustments and the net accretion/amortization of deferred loan fees and costs.
(b) - Nonaccrual loans are included in the average balances.
(c) - A tax rate of 21% was used in adjusting interest on tax-exempt assets to a fully taxable equivalent basis.

American National Bankshares Inc.
Reconciliation of Non-GAAP Financial Measures
Unaudited

(Dollars in thousands, except per share data)				At or for the Twelve Months
	4th Qtr	3rd Qtr	4th Qtr	Ended December 31,
	2023	2023	2022	2023	2022
EFFICIENCY RATIO
Noninterest expense	$17,877	$18,343	$16,834	$68,050	$64,086
Subtract: loss (gain) on sale of OREO	-	13	2	13	2
Subtract: core deposit intangible amortization	(252)	(262)	(300)	(1,069)	(1,260)
Subtract: merger related expenses	(875)	(1,702)	-	(2,577)	-
	$16,750	$16,392	$16,536	$64,417	$62,828

Net interest income	$19,547	$20,663	$24,288	$84,582	$90,238
Tax equivalent adjustment	69	53	68	236	244
Noninterest income	4,835	4,774	3,610	18,336	18,807
Subtract: gain on securities	-	-	-	68	-
Add: loss on fixed assets	42	-	146	155	228
	$24,493	$25,490	$28,112	$103,377	$109,517

Efficiency ratio	68.39%	64.31%	58.82%	62.31%	57.37%

TAX EQUIVALENT NET INTEREST INCOME
GAAP measures:
Interest income - loans	$28,058	$27,559	$23,585	$106,670	$82,708
Interest income - investments and other	3,447	3,554	3,399	13,795	13,540
Interest expense - deposits	(9,693)	(9,057)	(1,597)	(28,843)	(3,553)
Interest expense - customer repurchase agreements	(695)	(759)	-	(2,980)	(26)
Interest expense - other short-term borrowings	(1,072)	(179)	(633)	(2,212)	(633)
Interest expense - long-term borrowings	(429)	(402)	(398)	(1,612)	(1,554)
Total net interest income	$19,616	$20,716	$24,356	$84,818	$90,482
Less non-GAAP measures:
Tax benefit on nontaxable interest - loans	(63)	(47)	(41)	(199)	(139)
Tax benefit on nontaxable interest - securities	(6)	(6)	(27)	(37)	(105)
Non-GAAP measures	$19,547	$20,663	$24,288	$84,582	$90,238

NET INTEREST MARGIN
Net interest margin (FTE) (non-GAAP)	2.60%	2.76%	3.33%	2.86%	2.97%
Net interest margin (GAAP)	2.59%	2.75%	3.32%	2.85%	2.97%

RETURN ON AVERAGE TANGIBLE EQUITY
Return on average equity (GAAP basis)	4.91%	7.02%	10.15%	7.94%	10.36%
Impact of excluding average goodwill and other intangibles	2.08	2.89	4.35	3.24	4.20
Return on average tangible equity (non-GAAP)	6.99%	9.91%	14.50%	11.18%	14.56%

TANGIBLE EQUITY TO TANGIBLE ASSETS
Equity to assets ratio (GAAP basis)	11.10%	10.59%	10.48%	11.10%	10.48%
Impact of excluding goodwill and other intangibles	(2.58)	(2.61)	(2.66)	(2.58)	(2.66)
Tangible equity to tangible assets ratio (non-GAAP)	8.52%	7.98%	7.82%	8.52%	7.82%

TANGIBLE BOOK VALUE
Book value per share (GAAP basis)	$32.27	$30.79	$30.27	$32.27	$30.27
Impact of excluding goodwill and other intangibles	(8.21)	(8.24)	(8.33)	(8.21)	(8.33)
Tangible book value per share (non-GAAP)	$24.06	$22.55	$21.94	$24.06	$21.94